Exhibit 4.7

Execution Copy

REGISTRATION RIGHTS AGREEMENT

by and among

GMX RESOURCES INC.

the Guarantors Listed on the Signature Page hereto

and

the Supporting Holders Listed on the Signature Page hereto

Relating to Shares of Common Stock

Dated as of December 19, 2011

Exhibit 4.7

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 19, 2011, by and among GMX Resources Inc., a Delaware corporation (the “Company”), the guarantors set forth on the signature page hereto (each a “Guarantor” and collectively, the “Guarantors”), and Supporting Holders (as defined below) set forth on the signature page hereto, each of whom has agreed to exchange its holdings of the Company 11.375% Senior Notes due 2019 for the Company’s Senior Secured Notes due 2017 (collectively, the “Notes”), fully and unconditionally guaranteed by the Guarantors (the “Guarantees”), pursuant to the Support Agreements (as defined below) and perform specified Backstop Obligations (as defined in the Support Agreements). As consideration for the Supporting Holders’ Backstop Obligations, pursuant to Section 28(a)(ii) of the Support Agreements the Company has issued to the Supporting Holders 3,877,257 shares of the Company’s common stock, par value $0.001 per share (the “Securities”).

This Agreement is made pursuant to the Support Agreements, dated November 2, 2011 (the “Support Agreements”), by and between the Company and each Supporting Holder, for the benefit of the Supporting Holders. In order to induce the Supporting Holders to exchange the Notes, purchase additional Notes and perform their Backstop Obligations (as defined in the Support Agreements), the Company has agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Affiliate: An “affiliate” of the Company, as defined in Rule 144 of the Securities Act.

Backstop Obligations: As defined in the Support Agreements.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated by law or executive order to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Effectiveness Date: As defined in Section 3(a) hereto.

Effectiveness Period: As defined in Section 3(a) hereto.

Effectiveness Target Date: As defined in Section 3(a) hereto.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holders: As defined in Section 2(b) hereto.

Indemnified Holder: As defined in Section 7(a) hereto.

Initial Issuance: The issuance and sale by the Company of the Securities to the Supporting Holders pursuant to the Support Agreements.

Issuer Free Writing Prospectus: As defined in Section 3(c) hereof.

Late Payments: As defined in Section 4 hereof.

Notes: As defined in the preamble hereto.

Notice and Questionnaire: A written notice substantially in the form of Annex A attached hereto, containing such information as the Company may reasonably request, executed by the respective Supporting Holder and delivered to the Company on such date as the Company shall reasonably request prior to its use in a Shelf Registration Statement or Prospectus.

Notice Holder: On any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

Person: An individual, partnership, limited partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 4 hereof.

Registration Target Date: February 20, 2012.

Rule 144: Rule 144 as promulgated under the Securities Act.

Securities: As defined in the preamble hereto.

Securities Act: The Securities Act of 1933, as amended.

Shelf Registration Statement: As defined in Section 3(a)(i) hereof.

Supporting Holders: Holders who entered into a Support Agreement, dated November 2, 2011, with the Company.

Support Agreements: As defined in the preamble hereto.

Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which such Security has been effectively registered for resale under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (b) the date on which such Security ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise), or (c) the date on which such Securities are eligible to be sold by the Holder thereof pursuant to Rule 144 in a single transaction without limitation and without restriction.

Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Shelf Registration.

(a) The Company and the Guarantors shall:

(i) by the Registration Target Date, cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders who have timely provided the information required pursuant to Section 3(b) hereof; and

(ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the later of the date the Shelf Registration Statement is filed and the Registration Target Date (or if such 120th day is not a Business Day, the next succeeding Business Day) (the “Effectiveness Target Date”, and the date of such effectiveness, the “Effectiveness Date”).

Each of the Company and the Guarantors shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until such time as all the Transfer Restricted Securities covered by such Shelf Registration Statement have been resold pursuant to such Shelf Registration Statement (the “Effectiveness Period”); provided that the Company may, from time to time, for a period of up to an aggregate of 45 days in any calendar year determine that the Shelf Registration Statement is not usable for a valid business purpose (a “Blackout Period”).

(b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 days after receipt of a request therefor, such information as the Company may reasonably request to be included in the Notice and Questionnaire for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company any updates to the Notice and Questionnaire or additional information as the Company may reasonably request.

(c) Each Holder represents and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus used by the Company, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (except during a Blackout Period or other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending effectiveness thereof or promptly file or designate a subsequent Shelf Registration Statement covering all of the Securities that as of the date of such filing or designation are Transfer Restricted Securities. If such a subsequent Shelf Registration Statement is filed or designated (and is not already effective), the Company shall use its reasonable best efforts to cause the subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing or designation and to keep such subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(e) The Company shall supplement and amend the Shelf Registration Statement during the Effectiveness Period as and if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(f) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, and any Issuer Free Writing Prospectus, as of the date thereof, (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading.

(g) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with the terms and conditions of this Agreement.

SECTION 4. Late Payments. If (i) prior to or on the Registration Target Date, the Shelf Registration Statement is not filed, or on file, with the Commission, (ii) the Shelf Registration Statement has not become effective by the Effectiveness Target Date, (iii) except during a Blackout Period, the Shelf Registration Statement is filed and declared effective but sales cannot be made thereunder during the applicable Effectiveness Period for any reason (including any suspension of the use of a Shelf Registration Statement under Section 5(b) hereof) (provided, however, that any Holder that has not timely provided the information required in Section 3(b) shall not be entitled to receive the Late Payments (as defined below) for a Registration Default under this Section 4(iii)), or (iv) during the Effectiveness Period Blackout Periods exceed an aggregate of 45 days in any calendar year (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees to pay to each Supporting Holder an amount equal to $0.01444 per share of Transfer Restricted Securities owned by such Supporting Holder and affected by such Registration Default (subject to adjustment for stock splits or similar changes to the Transfer Restricted Securities) for each month of such Registration Default (the “Late Payments”). The Late Payments will be prorated on a daily basis for partial months and will be paid to the Supporting Holders by wire transfer or check within five Business Days after (A) in the case of clauses (i) and (ii) in the immediately preceding sentence, the earlier of (x) the last Business Day of each month following the Registration Target Date or Effectiveness Target Date and (y) the Effectiveness Date, or (B) in the case of clauses (iii) and (iv) in the immediately preceding sentence, the last Business Day of each month following the date of the applicable Registration Default. All accrued Late Payment obligations of the Company and the Guarantors set forth herein that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until all such obligations with respect to such security shall have been satisfied in full.

SECTION 5. Registration Procedures.

(a) If required pursuant to Section 3 hereof, in connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 5(b) hereof and shall use its reasonable best efforts to effect such registration to permit the resale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof in accordance with the time periods set forth in Section 3.

(b) General Provisions. In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, each of the Company and the Guarantors shall:

(i) except during a Blackout Period or the existence of any fact or event of the kind described in Section 5(b)(iii)(D), use its reasonable best efforts to keep such Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company and the Guarantors shall file promptly an appropriate amendment to such Shelf Registration Statement, a supplement to the related Prospectus or file any other required document, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) except during a Blackout Period, prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act to enable the disposition of all Transfer Restricted Securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the sellers thereof set forth or to be set forth in the Shelf Registration Statement or supplement to the Prospectus;

(iii) advise the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) except during a Blackout Period, of the existence of any fact or the happening of any event during the Effectiveness Period that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading, provided that the Company shall not be required to provide confidential information to Persons who have not signed a confidentiality agreement. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) make available at reasonable times for inspection, upon written request, at the offices where normally kept, by one or more representatives of the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and one counsel retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, that if any such information is reasonably identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are necessary to protect the confidentiality of such information, and shall sign confidentiality agreements requested by the Company or any Guarantor prior to the receipt of such information;

(v) if requested by any Holder whose Transfer Restricted Securities are included in the Shelf Registration Statement, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities;

(vi) furnish to each Holder whose Transfer Restricted Securities are included in the Shelf Registration Statement without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (excluding exhibits incorporated therein by reference);

(vii) deliver to each Holder whose Transfer Restricted Securities are included in the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; except during a Blackout Period or the existence of any fact or event of the kind described in Section 5(b)(iii)(B) through (D), each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of such Holder’s Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(viii) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement and the counsel for Supporting Holders in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as such Holders may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;

(ix) cooperate with the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may reasonably request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders;

(x) use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 5(b)(viii) hereof, except as may be required solely as a consequence of the nature of such Holder’s (whose Transfer Restricted Securities are included in the Shelf Registration Statement) business, in which case the Company and the Guarantors will cooperate in all reasonable respects with the filing of such Shelf Registration Statement and the granting of such approvals;

(xi) except during a Blackout Period, if any fact or event contemplated by Section 5(b)(iii)(D) hereof shall exist or have occurred, promptly prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which the Company’s common stock is then listed or quoted; and

(xiii) during the Effectiveness Period, provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission’s EDGAR and/or IDEA system.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any written notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof or of a Blackout Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.

In the event the Company shall give any such notice, the time period regarding the effectiveness of such Shelf Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Late Payments are due pursuant to Section 4 hereof or the amount of such Late Payments, it being agreed that the Company’s option to suspend use of a Shelf Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 4 hereof, subject to the right to invoke Blackout Periods.

Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Shelf Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 3(b) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. The Company may require each Notice Holder of Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such Shelf Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request and such Securities shall no longer be entitled to the benefits hereunder.

SECTION 6. Registration Expenses.

(a) All reasonable expenses incident to the Company’s and the Guarantor’s performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Shelf Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing of Prospectuses and certificates for the Securities); and (iv) all fees and disbursements of counsel and accountants for the Company and the Guarantors.

(b) The Company and the Guarantors, jointly and severally, will reimburse the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Supporting Holders for whose benefit such Shelf Registration Statement is being prepared.

SECTION 7. Indemnification.

(a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable out-of-pocket costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus (or any amendment or supplement thereto) (or any preliminary prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by or on behalf of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement except to the extent that it had been materially prejudiced by such failure and shall not, in any event, relieve the Company or the Guarantors from any obligations to any Holder other than the indemnification obligation provided in the preceding paragraph. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors. The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or reasonable out-of-pocket expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Holder.

(b) By its acquisition of Transfer Restricted Securities each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors and officers of the Company and the Guarantors who sign the Shelf Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Shelf Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendments or supplements thereto). In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Issuance (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Issuance), plus the amount of Late Payments which did not become payable as a result of the filing of the Shelf Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total market price of the Securities at the Closing Date exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 7(c) are several in proportion to the respective principal amount of Securities held by each of the Holders hereunder and not joint.

SECTION 8. Miscellaneous.

(a) Notwithstanding the fact that any Holder may have requested and the Company may have caused the removal of the restrictive legends relating to the Securities Act from the Securities, if the conditions of Rule 144(c)(1) are still applicable to the Securities and those conditions have not been satisfied, each Holder acknowledges that it hereby will be prohibited from selling or otherwise transferring the Securities pursuant to Rule 144 until such time as the conditions of Rule 144(c)(1) have been satisfied or a period of one year has elapsed since the later of the Closing Date or a date as of which the Securities were held by an Affiliate of the Company. The Company will provide the Holders with prompt notice of (i) any circumstance that would cause the Securities to become so restricted and (ii) when the prohibition provided herein has elapsed and the Securities may be sold or transferred pursuant to Rule 144.

(b) No Inconsistent Agreements. During the Effectiveness Period, each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise violates the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ other issued and outstanding securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has (i) in the case of Section 4 hereof and this Section 9(c)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of those Supporting Holders who together hold a majority of the number of Transfer Restricted Securities entitled to the benefits hereof held by all Supporting Holders.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)	if to a Holder, at the address set forth on the records of the transfer agent of the Securities; and

(ii)	if to the Company:

  GMX Resources Inc.

  6400 North Broadway, Suite 600

  Oklahoma City, Oklahoma 73114

  Telecopier No.: (405) 600-0600

  Attention: James Merrill

  With a copy to:

  Andrews Kurth LLP

  600 Travis Street, Suite 4200

  Houston, Texas 77002

  Telecopier No.: (713) 220-4385

  Attention: David C. Buck, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. If any successor or assign of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms and conditions of this Agreement, and by taking and holding such Transfer Restricted Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and conditions of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GMX RESOURCES INC.

By:	/s/ James A. Merrill
Name: James A. Merrill Title: Chief Financial Officer

ENDEAVOR PIPELINE INC.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Vice President

DIAMOND BLUE DRILLING CO.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Vice President

[Signature Page to Registration Rights Agreement for Backstop Shares]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHATHAM ASSET MANAGEMENT, LLC, not in its individual capacity, but solely as investment advisor to the funds and accounts listed in Annex I By: /s/ Kevin O’Malley Name: Kevin O’Malley Title: Member	HOWARD KAMINSKY By: /s/ Howard Kaminsky Name: Howard Kaminsky Title: Investor

KAMINSKY FAMILY DYNASTY TRUST By: /s/ Alan Steinfeld Name: Alan Steinfeld Title: Trustee

J.P. MORGAN INVESTMENT MANAGEMENT INC.,

not in its individual capacity, but solely as investment advisor to the funds and accounts listed in Annex II

By:   /s/ Robert Cook

Name:  Robert Cook

Title:  Managing Director

UBS O’CONNOR LLC

not in its individual capacity, but solely as investment advisor to the funds and accounts listed in Annex III

By:   /s/ Ned Galbally

Name:  Ned Galbally

Title:  Executive Director

By:   /s/ Jeff Richmond

Name:  Jeff Richmond

Title:  Director

WHITEBOX ADVISORS, LLC, not in its individual capacity, but solely as investment advisor to the funds and accounts listed in Annex IV By: /s/ Mark Strefling Name: Mark Strefling Title: CLO

OMEGA CAPITAL PARTNERS, L.P. By: Omega Associates, LLC By: /s/ Edward Levy Name: Edward Levy Title: CFO	OMEGA CAPITAL INVESTORS, L.P. By: Omega Associates, LLC By: /s/ Edward Levy Name: Edward Levy Title: CFO

OMEGA OVERSEAS PARTNERS, LTD. By: /s/ Edward Levy Name: Edward Levy Title: CFO	OMEGA OVERSEAS PARTNERS, LTD, SUB A/C LC By: /s/ Isabella L. Pearson Name: Isabella L. Pearson Title: Secretary

[Signature Page to Registration Rights Agreement for Backstop Shares]

Annex A

GMX RESOURCES, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

GMX Resources, Inc. (“we,” “us” or the “Company”) intends to file a shelf registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of shares of the Company’s common stock held by the Supporting Holders who acquired shares pursuant to Support Agreements (the “Supporting Holders”). In order to comply with disclosure obligations established by the SEC, we must disclose certain information regarding each stockholder whose common stock is to be registered for resale pursuant to the Registration Statement. In order to appropriately address these disclosure obligations, we are providing you with this Notice and Questionnaire.

Please complete and return this Notice and Questionnaire by 9:00 a.m. (Houston time) on December 19, 2011. Please email the completed Notice and Questionnaire tomailto: Chris Griffith (cgriffith@andrewskurth.com).

The undersigned stockholder (the “Selling Stockholder”) of shares of common stock (the “Shares”) of the Company understand that the Company intends to file the Registration Statement with the SEC for the purpose of registering under the Securities Act of 1933, as amended, the resale of the Shares held by the Selling Stockholder and other Supporting Holders (the “Registrable Securities”). The Company suggests that you consult with legal counsel in responding to this questionnaire.

The undersigned (for itself and not for any other Selling Stockholder) hereby provide the following information to the Company and represents and warrants that such information is accurate and complete as of the date hereof:

1. Names of Selling Stockholder:

Full legal name of Selling Stockholder:	Full legal name of registered holder (if different) through which the Registrable Securities owned by the Selling Stockholder are held:

2.	Ownership of Registrable Securities:

Selling Stockholder:	Number of Registrable Securities owned:

3.	Ownership of Other Securities of the Company:

Except for the Shares listed in Item 2 above and in this Item 3 (which will be deemed to be marked “0” if left blank), the Selling Stockholder is not the beneficial or registered owner of any other securities of the Company.

Type and amount of other securities of the Company beneficially owned (as defined in Appendix 1) by the Selling Stockholder:

State any exceptions here:

4.	Relationship with U.S. Registered Broker-Dealers:

(a)	Is the Selling Stockholder a registered U.S. broker-dealer?

         Yes              No

(b) With respect to a Selling Stockholder that is not registered as U.S. broker-dealers, is such Selling Stockholder an affiliate of, or affiliated with, a registered U.S. broker-dealer?

For this purpose, an affiliate includes a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a U.S. registered broker-dealer.

         Yes              No

If “yes,” please identify the broker-dealer(s):

(c) Answer the following two questions only if the answer to the previous question was “yes”:

With respect to a Selling Stockholder that is affiliated with a registered U.S. broker-dealer, did such Selling Stockholder purchase the Registrable Securities in the ordinary course of business?

         Yes              No

If “no,” please describe:

If the answer to the foregoing question is “no,” such Selling Stockholder consents to being named as an underwriter in the Registration Statement with respect to any of its Registrable Securities that are subsequently sold pursuant to the Registration Statement.

With respect to a Selling Stockholder that is affiliated with a registered U.S. broker-dealer, at the time of purchase of the Registrable Securities, did such Selling Stockholder have any agreements or understandings, directly or indirectly, with any person to distribute such Registrable Securities?

         Yes              No

If “yes,” please describe:

If the answer to the foregoing question is “yes,” such Selling Stockholder consents to being named as an underwriter in the Registration Statement with respect to any of its Registrable Securities that are subsequently sold pursuant to the Registration Statement.

5.	Natural Persons Authorized to Act for Selling Stockholder:

The SEC staff has indicated that it is staff policy to require that all selling stockholders named in a registration statement must disclose all natural persons (i.e., individuals) who exercise voting and/or dispositive power over the registered securities owned by the selling stockholder. This request must be completed by any Selling Stockholder that is not a natural person and by any Selling Stockholder that is a natural person who has delegated voting or dispositive powers by contract or otherwise in respect of Registrable Securities. If the Selling Stockholder is a natural person that has not delegated such powers, please disregard the request.

Please list all natural persons who exercise voting or dispositive power with respect to any of the Registrable Securities owned by the Selling Stockholder and describe the relationship by which they exercise such powers. If voting and dispositive powers are divided among such listed persons or among various classes of Registrable Securities, please so indicate. Attach a separate sheet if necessary.

Selling Stockholder	Person(s) with Voting or Dispositive Power(1)	Relationship to Selling Stockholder and/or Registrable Securities

(1)	Please indicate whether such powers are divided among such persons or securities and, if so, the scope of the powers of each person.

6.	Relationships with the Company:

Except as set forth below, neither the Selling Stockholder nor any of its affiliates has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

In responding to this Item 6, please disclose the following relationships:

1.	whether any officer or director of the Selling Stockholder, or any affiliate of the Selling Stockholder, is also a director of the Company; or

2.	any other position, office or material relationships within the meaning of Item 507 of Regulation S-K.

In accordance with each of the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consent to the disclosure of the information contained in the answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understand that such information will be relied upon by the Company in connection with the preparation and filing of amendments or supplements to the Registration Statement and the related prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, have caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: December , 2011
[STOCKHOLDER NAME]

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE BY EMAIL BY 9:00 A.M. (HOUSTON TIME) ON DECEMBER 19, 2011 TO:

cgriffith@andrewskurth.com

AND

PLEASE RETURN THE ORIGINAL EXECUTED NOTICE AND QUESTIONNAIRE

TO:

Chris Griffith

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Annex A

APPENDIX 1

A “beneficial owner” of a security includes any of the following persons:

1 (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has:

(a)	voting power with respect to such security, which includes the power to vote, or to direct the voting of, such security; or

(b)	investment power with respect to such security, which includes the power to dispose, or to direct the disposition of, such security;

2 (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as a part of a plan or scheme to evade the reporting requirements of Section 13(d) or 13(g) of the United States Securities Exchange Act of 1934,as amended (the Exchange Act”); and

(3)	any person who has the right to acquire “Beneficial Ownership” (as defined by reference to paragraph (1) above) of a security within 60 days, including, but not limited to, any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement, or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, that any person who acquires a security or power specified in clauses (a), (b) or (c) above with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the Beneficial Owner of the securities that may be acquired through the exercise or conversion of such security or power.